Exhibit 23.1
                          DAVIS ACCOUNTING GROUP, P.C.
                       A Certified Public Accounting Firm
         1957 West Royal Hunte Drive, Suite 150, Cedar City, Utah 84720
                       (435) 865-2808 o FAX (435) 865-2821



Mr. Mark A. Poulsen, President and Director
Fit For Business International, Inc.
10/27 Mayneview Street, Milton
QLD, Australia 4064

Dear Mr. Poulsen,

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation in Post Effective Amendment No. 2 to the Registration Statement of Fit For Business International, Inc. on Form SB-2 of our report on the financial statements of the Company as its registered independent auditors dated August 25, 2005, except for the first paragraph of
Note 3, and Note 13, for which the date is October 14, 2005, and, the second paragraph of Note 3 for which the date is February 10, 2006, as of and for the periods ended June 30, 2005, and 2004. We further consent to the reference to us in the sections Changes In and Disagreements on Accounting and Financial Disclosures and Experts.

Respectfully submitted,

/s/  Davis Accounting Group P.C.

Cedar City, Utah
March 1, 2006.